                                                                  EXHIBIT (d)(6)

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                          EXPENSE LIMITATION AGREEMENT
                               DATED MARCH 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                              ING INVESTMENTS, LLC

                                     MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                      (AS A PERCENTAGE OF AVERAGE NET ASSETS)        EXPIRATION OF INITIAL TERM
------------                      ----------------------------------------       --------------------------
Series D-N
Series P-Q                                         0.75%                         December 31, 2002

Series S-T                           0.65% during the offering period
                                     1.00% during the guarantee period           December 31, 2002